Exhibit 99.2

UNAUDITED PRO FORMA COMBINED CONSOLIDATED CONDENSED FINANCIAL STATEMENTS

The following unaudited pro forma combined consolidated condensed financial statements have been prepared to give effect to the acquisition by Equinix, Inc. (the “Company”) of Switch & Data Facilities Company, Inc. (“Switch and Data”) using the acquisition method of accounting with the assumptions and adjustments described in the accompanying notes to the unaudited pro forma combined consolidated condensed financial statements. These pro forma statements were prepared as if the merger described above had been completed as of January 1, 2009 for statements of operations purposes and as of March 31, 2010 for balance sheet purposes. The combined company will operate under the Equinix name.

The unaudited pro forma combined consolidated condensed financial statements are presented for illustrative purposes only and are not necessarily indicative of the financial position or results of operations that would have actually been reported had the acquisition occurred on January 1, 2009 for statements of operation purposes and as of March 31, 2010 for balance sheet purposes, nor is it necessarily indicative of the future financial position or results of operations. The unaudited pro forma combined consolidated condensed financial statements include adjustments, which are based upon preliminary estimates, to reflect the allocation of the purchase price to the acquired assets and assumed liabilities of Switch and Data. The final allocation of the purchase price will be determined after the completion of the acquisition and will be based upon actual net tangible and intangible assets acquired as well as liabilities assumed. The preliminary purchase price allocation for Switch and Data is subject to revision as more detailed analysis is completed and additional information on the fair values of Switch and Data’s assets and liabilities becomes available. Any change in the fair value of the net assets of Switch and Data will change the amount of the purchase price allocable to goodwill. Additionally, changes in Switch and Data’s working capital, including the results of operations from March 31, 2010 through April 30, 2010, will change the amount of goodwill recorded. Furthermore, the final purchase price is dependent on the completion of the accounting analysis required on the Switch and Data employee equity awards assumed. Final purchase accounting adjustments may differ materially from the pro forma adjustments presented here.

These unaudited pro forma combined consolidated condensed financial statements are based upon the respective historical consolidated financial statements of Equinix and Switch and Data and, in respect of Equinix’s financial data, should be read in conjunction with the historical consolidated financial statements and related notes and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of Equinix included in its Annual Report on Form 10-K for the period ended December 31, 2009 and its Quarterly Report on Form 10-Q for the period ended March 31, 2010 filed with the SEC. The historical consolidated financial statements of Switch and Data have been extracted from the historical consolidated financial statements and related notes of Switch and Data incorporated by reference in this Current Report on Form 8-K. Such historical consolidated financial statements and related notes are the sole responsibility of Switch and Data and have not been independently verified by Equinix.

UNAUDITED PRO FORMA COMBINED CONSOLIDATED CONDENSED

BALANCE SHEET

AS OF MARCH 31, 2010

(In thousands)

	Historical		Pro Forma
	Equinix	Switch and Data	Adjustments			Combined
		(Note 2)	(Note 6)
ASSETS
Current assets:
Cash and cash equivalents	$1,039,302	$24,120	$(282,862)	(a	)	$780,560
Short-term investments	140,611	—	—			140,611
Accounts receivable, net	69,722	13,540	—			83,262
Other current assets	64,014	2,477	—			66,491

Total current assets	1,313,649	40,137	(282,862)			1,070,924
Long-term investments	5,225	—	—			5,225
Property, plant and equipment, net	1,874,325	308,266	153,554	(b	)	2,336,145
Goodwill	359,319	36,023	348,499	(c	)	743,841
Intangible assets, net	46,661	14,443	121,287	(d	)	182,391
Other assets	68,589	6,312	(5,391)	(e	)	69,510

Total assets	$3,667,768	$405,181	$335,087			$4,408,036

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$113,018	$24,515	$11,723	(f	)	$149,256
Accrued property, plant and equipment	98,993	—	—			98,993
Current portion of capital lease and other financing obligations	6,490	1,967	—			8,457
Current portion of mortgage and loans payable	56,225	17,813	(17,813)	(g	)	56,225
Other current liabilities	41,381	14,072	(13,580)	(h	)	41,873

Total current liabilities	316,107	58,367	(19,670)			354,804
Capital lease and other financing obligations, less current portion	152,173	57,917	—			210,090
Mortgage and loans payable, less current portion	247,718	121,125	(121,125)	(g	)	247,718
Senior notes	750,000	—	—			750,000
Convertible debt	899,182	—	—			899,182
Other liabilities	115,101	30,065	52,869	(i	)	198,035

Total liabilities	2,480,281	267,474	(87,926)			2,659,829

Stockholders’ equity:

Total stockholders’ equity	1,187,487	137,707	423,013	(j	)	1,748,207

Total liabilities and stockholders’ equity	$3,667,768	$405,181	$335,087			$4,408,036

The accompanying notes are an integral part of these unaudited pro forma combined consolidated condensed financial statements.

UNAUDITED PRO FORMA COMBINED CONSOLIDATED CONDENSED

STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2010

(In thousands, except per share data)

	Historical		Pro Forma
	Equinix	Switch and Data	Adjustments			Combined
		(Note 3)	(Note 6)
Revenues	$248,649	$56,695	$—			$305,344

Costs and operating expenses:
Cost of revenues	133,050	37,860	6,908	(k	)	177,818
Sales and marketing	19,468	5,924	2,727	(l	)	28,119
General and administrative	43,155	5,560	371	(m	)	49,086
Acquisition costs	4,994	—	(4,994)	(n	)	—

Total costs and operating expenses	200,667	49,344	5,012			255,023

Income (loss) from operations	47,982	7,351	(5,012)			50,321
Interest income	506	12	(134)	(o	)	384
Interest expense	(25,675)	(5,004)	3,920	(p	)	(26,759)
Other-than-temporary impairment recovery on investments	3,420	—	—			3,420
Loss on debt extinguishment and interest rate swaps, net	(3,377)	—	—			(3,377)
Other income (expense)	20	(2,570)	—			(2,550)

Income (loss) before income taxes	22,876	(211)	(1,226)			21,439
Income tax benefit (expense)	(8,677)	(298)	2,773	(q	)	(6,202)

Net income (loss)	$14,199	$(509)	$1,547			$15,237

Earnings per share:
Basic earnings per share	$0.36					$0.34

Weighted-average shares	39,562		5,458	(r	)	45,020

Diluted earnings per share	$0.35					$0.33

Weighted-average shares	40,785		5,658	(r	)	46,443

The accompanying notes are an integral part of these unaudited pro forma combined consolidated condensed financial statements.

UNAUDITED PRO FORMA COMBINED CONSOLIDATED CONDENSED

STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2009

(In thousands, except per share data)

	Historical		Pro Forma
	Equinix	Switch and Data	Adjustments			Combined
		(Note 3)	(Note 6)
Revenues	$882,509	$205,438	$—			$1,087,947

Costs and operating expenses:
Cost of revenues	483,420	142,532	27,633	(k	)	653,585
Sales and marketing	63,584	20,733	10,909	(l	)	95,226
General and administrative	155,324	21,729	1,484	(m	)	178,537
Restructuring charges	(6,053)	—	—			(6,053)
Acquisition costs	5,155	—	(4,091)	(n	)	1,064

Total costs and operating expenses	701,430	184,994	35,935			922,359

Income (loss) from operations	181,079	20,444	(35,935)			165,588
Interest income	2,384	56	(1,641)	(o	)	799
Interest expense	(74,232)	(15,775)	11,735	(p	)	(78,272)
Other-than-temporary impairment loss on investments	(2,590)	—	—			(2,590)
Other income (expense)	2,387	(3,063)	—			(676)

Income (loss) before income taxes	109,028	1,662	(25,841)			84,849
Income tax benefit (expense)	(39,597)	(1,254)	9,878	(q	)	(30,973)

Net income (loss)	$69,431	$408	$(15,963)			$53,876

Earnings per share:
Basic earnings per share	$1.80					$1.23

Weighted-average shares	38,488		5,458	(r	)	43,946

Diluted earnings per share	$1.75					$1.19

Weighted-average shares	39,676		5,639	(r	)	45,315

The accompanying notes are an integral part of these unaudited pro forma combined consolidated condensed financial statements.

NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED

CONDENSED FINANCIAL STATEMENTS

The unaudited pro forma combined consolidated condensed financial statements included herein have been prepared pursuant to the rules and regulations of the SEC.

1. BASIS OF PRO FORMA PRESENTATION

In October 2009, the Company announced that it had entered into an agreement with Switch and Data under which the Company would acquire Switch and Data (the “Switch and Data Acquisition”). Under the terms of the Switch and Data Acquisition, Switch and Data stockholders had the opportunity to elect to receive either 0.19409 shares of Equinix common stock or $19.06 in cash for each share of Switch and Data stock. The overall consideration paid by the Company in the Switch and Data Acquisition would be 80% Equinix common stock and 20% cash. In the event that holders of more than 80% of Switch and Data’s stock elect to receive Equinix common stock or holders of more than 20% of Switch and Data’s stock elect to receive cash, the consideration of the Switch and Data Acquisition would be prorated to achieve these proportions. In addition, a portion of the cash consideration payable to Switch and Data stockholders may be replaced by an equivalent amount of Equinix common stock to the extent necessary to enable the Switch and Data Acquisition to qualify as a tax-free exchange. Switch and Data operated 34 data centers in the U.S. and Canada. The combined company will operate under the Equinix name. The Switch and Data Acquisition will be accounted for using the acquisition method of accounting in accordance with the accounting standard for business combinations.

The unaudited pro forma combined consolidated condensed balance sheet as of March 31, 2010, was prepared by combining the historical audited consolidated condensed balance sheet data as of March 31, 2010 for Equinix and Switch and Data as if the Switch and Data Acquisition had been consummated on that date. Certain balance sheet reclassifications have been reflected in order to conform Switch and Data’s balance sheet with the Company’s balance sheet presentation. Refer to Note 2 for a discussion of these reclassification adjustments.

The unaudited pro forma combined consolidated condensed statement of operations for the three months ended March 31, 2010 and for the year ended December 31, 2009 combined the results of operations of Equinix and Switch and Data as if the Switch and Data Acquisition had been consummated on January 1, 2009. Certain statement of operations reclassifications have been reflected in order to conform with the Company’s statement of operations presentation. Refer to Note 3 for a discussion of these reclassification adjustments.

NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED

CONDENSED FINANCIAL STATEMENTS—(Continued)

2. SWITCH AND DATA BALANCE SHEET

Switch and Data classified certain amounts differently than Equinix in their consolidated balance sheet. The following schedule summarizes the necessary adjustments to conform the Switch and Data consolidated balance sheet as of March 31, 2010 to Equinix’s basis of presentation (in thousands):

	As Reported Switch and Data	Adjustments			As Revised Switch and Data
ASSETS
Current assets:
Cash and cash equivalents	$24,120	$—			$24,120
Accounts receivable, net	13,540	—			13,540
Other current assets	2,477	—			2,477

Total current assets	40,137	—			40,137
Property, plant and equipment, net	308,266	—			308,266
Goodwill	36,023	—			36,023
Intangible assets, net	14,443	—			14,443
Other assets	6,312	—			6,312

Total assets	$405,181	$—			$405,181

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable and accrued expenses	$24,515	$—			$24,515
Derivative liability	9,543	(9,543)	(i	)	—
Current portion of unearned revenue	3,694	(3,694)	(i	)	—
Current portion of deferred rent	343	(343)	(i	)	—
Current portion of customer security deposits	492	(492)	(i	)	—
Current portion of capital lease and other financing obligations	1,967	—			1,967
Current portion of mortgage and loans payable	17,813	—			17,813
Other current liabilities	—	14,072	(i	)	14,072

Total current liabilities	58,367	—			58,367

Unearned revenue, less current portion	1,870	(1,870)	(ii	)	—
Deferred rent, less current portion	27,810	(27,810)	(ii	)	—
Customer security deposits, less current portion	385	(385)	(ii	)	—
Capital lease and other financing obligations, less current portion	57,917	—			57,917
Mortgage and loans payable, less current portion	121,125	—			121,125
Other liabilities	—	30,065	(ii	)	30,065

Total liabilities	267,474	—			267,474

Stockholders’ equity

Total stockholders’ equity	137,707	—			137,707

Total liabilities and stockholders’ equity	$405,181	$—			$405,181

NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED

CONDENSED FINANCIAL STATEMENTS—(Continued)

The adjustments presented above to Switch and Data’s balance sheet are as follows:

(i)	Reflects reclassification adjustments to move the following line items to other current liabilities (in thousands):

Derivative liability	$9,543
Current portion of unearned revenue	3,694
Current portion of deferred rent	343
Current portion of customer security deposits	492

$14,072

(ii)	Reflects reclassification adjustments to move the following line items to other liabilities (in thousands):

Unearned revenue, less current portion	$1,870
Deferred rent, less current portion	27,810
Customer security deposits, less current portion	385

$30,065

NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED

CONDENSED FINANCIAL STATEMENTS—(Continued)

3. SWITCH AND DATA STATEMENTS OF OPERATIONS

Switch and Data classified certain amounts differently than Equinix in their consolidated statement of operations. The following schedule summarizes the necessary adjustments to conform the Switch and Data consolidated statement of operations for the three months ended March 31, 2010 to Equinix’s basis of presentation (in thousands):

	As Reported Switch and Data	Adjustments			As Revised Switch and Data
Revenues	$56,695	$—			$56,695

Costs and operating expenses:
Cost of revenues	27,299	10,561	(i	)	37,860
Sales and marketing	5,924	—			5,924
General and administrative	5,004	556	(i	)	5,560
Depreciation and amortization	11,117	(11,117)	(i	)	—

Total costs and operating expenses	49,344	—			49,344

Income from operations	7,351	—			7,351
Interest income	12	—			12
Interest expense	(5,004)	—			(5,004)
Other expense	(2,570)	—			(2,570)

Loss before income taxes	(211)	—			(211)
Income tax expense	(298)	—			(298)

Net loss	$(509)	$—			$(509)

The adjustments presented above to Switch and Data’s statements of operations are as follows:

(i)	Reflects a reclassification of depreciation and amortization to both cost of revenues and general and administrative expenses.

The following schedule summarizes the necessary adjustments to conform the Switch and Data consolidated statement of operations for the year ended December 31, 2009 to Equinix’s basis of presentation (in thousands):

	As Reported Switch and Data	Adjustments			As Revised Switch and Data
Revenues	$205,438	$—			$205,438

Costs and operating expenses:
Cost of revenues	103,133	39,399	(ii	)	142,532
Sales and marketing	20,733	—			20,733
General and administrative	18,955	2,774	(ii	)	21,729
Depreciation and amortization	41,473	(41,473)	(ii	)	—
Lease litigation settlement	700	(700)	(ii	)	—

Total costs and operating expenses	184,994	—			184,994

Income from operations	20,444	—			20,444
Interest income	56	—			56
Interest expense	(15,775)	—			(15,775)
Other expense	(3,063)	—			(3,063)

Income before income taxes	1,662	—			1,662
Income tax expense	(1,254)	—			(1,254)

Net income	$408	$—			$408

The adjustments presented above to Switch and Data’s statements of operations are as follows:

(ii)	Reflects a reclassification of depreciation and amortization to both cost of revenues and general and administrative expenses and a reclassification of lease litigation settlement to general and administrative expenses.

NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED

CONDENSED FINANCIAL STATEMENTS—(Continued)

4. PURCHASE PRICE—SWITCH AND DATA

The following represents the preliminary allocation of the purchase price over the historical net book values of the acquired assets and assumed liabilities of Switch and Data as of March 31, 2010, and is for illustrative purposes only. Actual fair values will be based on financial information as of the acquisition date.

The unaudited pro forma combined consolidated condensed financial statements reflect an estimated purchase price of approximately $698,499,000, consisting of (a) a cash payment totaling approximately $134,007,000, representing a payment of $19.06 per share for 20% of Switch and Data’s total common stock outstanding as of April 30, 2010, (b) a total of approximately 5,458,000 shares of the Company’s common stock, representing the issuance of 0.19409 shares of Equinix common stock for 80% of Switch and Data’s total common stock outstanding as of April 30, 2010, with a fair value of approximately $549,389,000 based on the closing price of Equinix common stock as of April 30, 2010 and (c) fair value of approximately $15,103,000 attributed to vested Switch and Data employee equity awards which Equinix will assume. The final purchase price will be determined upon completion of the accounting analysis required on the Switch and Data employee equity awards assumed.

Under the acquisition method of accounting, the total estimated purchase price is allocated to Switch and Data’s net tangible and intangible assets based upon their estimated fair value as of the date of completion of the merger. Based upon the estimated purchase price and the preliminary valuation, the preliminary purchase price allocation, which is subject to change based on Equinix’s final analysis, is as follows (in thousands):

Cash and cash equivalents	$24,120
Accounts receivable	13,540
Other current assets	2,477
Property and equipment	461,820
Goodwill	384,522
Intangible asset—customer contracts	114,540
Intangible asset—tradenames	4,240
Intangible asset—leases	16,950
Other assets	2,510

Total assets acquired	1,024,719
Accounts payable and accrued expenses	(24,515)
Current portion of capital leases	(1,967)
Current portion of loan payable	(17,813)
Other current liabilities	(10,035)
Capital leases, less current portion	(57,917)
Loan payable	(121,125)
Unfavorable leases	(2,100)
Deferred tax liability	(82,038)
Other liabilities	(385)
Estimated Switch and Data transaction costs payable	(8,325)

Net assets acquired	$698,499

A preliminary estimate of $114,540,000 has been allocated to customer contracts, an intangible asset with an estimated useful life of approximately 11 years. A preliminary estimate of $4,240,000 has been allocated to tradenames with an estimated life of approximately 8 years. A preliminary estimate of $16,950,000 has been

NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED

CONDENSED FINANCIAL STATEMENTS—(Continued)

allocated to favorable leases with an estimated life of approximately 7 years. A preliminary estimate of $2,100,000 has been allocated to unfavorable lease liability with an estimated life of approximately 7 years.

A preliminary estimate of $384,522,000 has been allocated to goodwill. Goodwill represents the excess of the purchase price over the fair value of the net tangible and intangible assets acquired. Goodwill will not be amortized and will be tested for impairment at least annually. The preliminary purchase price allocation for Switch and Data is subject to revision as more detailed analysis is completed and additional information on the fair values of Switch and Data’s assets and liabilities becomes available. Any changes in the fair value of the net assets of Switch and Data will change the amount of the purchase price allocable to goodwill. Additionally, changes in Switch and Data’s working capital, including the results of operations from March 31, 2010 through April 30, 2010, will also change the amount of goodwill recorded. Final purchase accounting adjustments may therefore differ materially from the pro forma adjustments presented here.

There were no historical transactions between Equinix and Switch and Data. Certain reclassifications have been made to conform Switch and Data’s historical amounts to Equinix’s financial statement presentation.

The pro forma adjustments do not reflect any integration adjustments to be incurred in connection with the acquisition or operating efficiencies and cost savings that may be achieved with respect to the combined entity as these costs are not directly attributable to the purchase agreement.

5. SWITCH AND DATA DEBT

As a result of the Switch and Data Acquisition, Switch and Data’s outstanding debt became due and payable and was required to be repaid or refinanced prior to or concurrent with completion of the Switch and Data Acquisition due to change of control provisions contained in Switch and Data’s credit agreement. Equinix repaid Switch and Data’s outstanding debt immediately following the completion of the Switch and Data Acquisition. As of March 31, 2010, the aggregate principal amount of Switch and Data’s outstanding debt was $138,938,000 and accrued interest associated with this debt totaled $374,000. In addition, Switch and Data had entered into an interest rate swap agreement in connection with this debt and had a derivative liability totaling $9,543,000 as of March 31, 2010. The cost to unwind this interest rate swap agreement was the full payment of this derivative liability. For the purposes of these unaudited pro forma combined consolidated condensed financial statements, Equinix will reflect the full repayment of Switch and Data’s outstanding debt and associated interest rate swap agreement.

6. PRO FORMA ADJUSTMENTS

The accompanying unaudited pro forma combined financial statements have been prepared as if the transactions described above were completed on March 31, 2010 for balance sheet purposes and as of January 1, 2009 for statement of operations purposes.

The unaudited pro forma combined consolidated condensed balance sheet gives effect to the following pro forma adjustments:

(a)	Represents the following adjustments to cash and cash equivalents (in thousands):

Cash portion of Switch and Data Acquisition purchase price	$(134,007)
Repayment of Switch and Data’s outstanding debt	(138,938)
Payment of accrued interest on Switch and Data’s outstanding debt	(374)
Cost to unwind Switch and Data’s interest rate swap agreement in connection with Switch and Data’s outstanding debt	(9,543)

$(282,862)

NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED

CONDENSED FINANCIAL STATEMENTS—(Continued)

(b)	Represents an adjustment to Switch and Data’s property, plant and equipment to fair value.

(c)	Represents goodwill of $384,522,000 created in the Switch and Data Acquisition, offset by the $36,023,000 write-off of Switch and Data’s existing goodwill on its balance sheet.

(d)	Represents the following adjustments to intangible assets, net (in thousands):

Value attributed to new intangible asset—customer contracts	$114,540
Value attributed to new intangible asset—tradenames	4,240
Value attributed to new intangible asset—favorable leases	16,950
Write-off of Switch and Data’s existing intangible assets, net	(14,443)

$121,287

(e)	Represents the following adjustments to other assets (in thousands):

Reduction of non-current deferred tax assets*	$(1,589)
Fair value adjustment to write-off Switch and Data’s debt issuance costs	(3,802)

$(5,391)

*	Represents the reduction of Equinix’s non-current deferred tax assets as a result of the recognition of the non-current deferred tax liability created in the Switch and Data Acquisition. The remaining non-current deferred tax liability created in the acquisition of Switch and Data is recorded in other liabilities—see adjustment (i) below.

(f)	Represents the following adjustments to accounts payable and accrued expenses (in thousands):

Accrual for Equinix’s Switch and Data transaction costs	$3,772
Accrual for Switch and Data’s transaction costs	8,325
Payment of accrued interest on Switch and Data’s outstanding debt	(374)

$11,723

(g)	Represents repayment of Switch and Data’s outstanding debt.

(h)	Represents the following adjustments to other current liabilities (in thousands):

Write-off of Switch and Data’s current unearned revenue with no remaining performance obligations	$(3,694)
Write-off of Switch and Data’s current deferred rent	(343)
Payment of derivative liability in connection with Switch and Data’s interest rate swap agreement	(9,543)

$(13,580)

(i)	Represents the following adjustments to other liabilities (in thousands):

Value attributed to Switch and Data’s unfavorable leases	$2,100
Recognition of non-current deferred tax liability created in the Switch and Data Acquisition	80,449
Write-off of Switch and Data’s non-current unearned revenue with no remaining performance obligations	(1,870)
Write-off of Switch and Data’s non-current deferred rent	(27,810)

$52,869

NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED

CONDENSED FINANCIAL STATEMENTS—(Continued)

(j)	Represents the following adjustments to stockholders’ equity (in thousands):

Elimination of Switch and Data’s historical stockholders’ equity	$(137,707)
Fair value of Equinix common stock issued in connection with the Switch and Data purchase price	549,389
Fair value of vested Switch and Data employee equity awards assumed by Equinix	15,103
Accrual for Equinix’s Switch and Data transaction costs	(3,772)

$423,013

The unaudited pro forma combined consolidated condensed statements of operation give effect to the following pro forma adjustments:

(k)	Represents (i) additional net depreciation expense in connection with both the fair value adjustment to Switch and Data’s property, plant and equipment and conforming Switch and Data’s depreciable life estimates for its property, plant and equipment to Equinix’s depreciable life estimates, (ii) amortization expense in connection with the favorable lease intangible asset and (iii) rent expense savings as a result of the unfavorable lease liability amortization recorded in connection with the Switch and Data Acquisition as noted below (in thousands):

	For the three months ended March 31, 2010	For the year ended December 31, 2009
Additional depreciation expense in connection with Switch and Data acquisition	$6,378	$25,513
Switch and Data favorable lease intangible amortization	609	2,434
Switch and Data unfavorable lease liability amortization	(79)	(314)

	$6,908	$27,633

(l)	Represents the amortization of the customer contract intangible over an estimated useful life of approximately 11 years.

(m)	Represents (i) additional net depreciation expense in connection with both the fair value adjustment to Switch and Data’s property, plant and equipment and conforming Switch and Data’s depreciable life estimates for its property, plant and equipment to Equinix’s depreciable life estimates and (ii) amortization of the tradename intangible asset in connection with the Switch and Data Acquisition as noted below (in thousands):

	For the three months ended March 31, 2010	For the year ended December 31, 2009
Additional depreciation expense in connection with Switch and Data acquisition	$229	$915
Switch and Data tradename intangible amortization	142	569

	$371	$1,484

(n)	Represents the removal of Equinix transaction costs in connection with the Switch and Data Acquisition incurred in its historical results. Such non-recurring transaction costs are to be excluded from the unaudited pro forma combined consolidated condensed statement of operations pursuant to SEC regulations. The remaining acquisition costs reflected for the year ended December 31, 2009 relate to acquisition activity not related to Switch and Data.

(o)	Represents a reduction of interest income assuming the cash payments outlined in adjustment (a) above occurred as of January 1, 2009.

NOTES TO UNAUDITED PRO FORMA COMBINED CONSOLIDATED

CONDENSED FINANCIAL STATEMENTS—(Continued)

(p)	Represents interest expense savings assuming Switch and Data’s outstanding debt was repaid and the associated interest rate swaps were unwound as of January 1, 2009.

(q)	Primarily represents the reversal of deferred tax liability associated with the purchase accounting adjustments recorded as a result of the Switch and Data Acquisition based on the effective statutory tax rates.

(r)	Represents the shares of Equinix common stock issued in connection with the Switch and Data Acquisition as well as the estimated impact of Switch and Data employee equity awards assumed for diluted earnings per share purposes as if they were outstanding as of January 1, 2009.